Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
OFS Capital Corporation
Chicago, Illinois

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of OFS Capital Corporation and Subsidiaries (the “Company”) as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, incorporated by reference to this Registration Statement (Form N-2), and have expressed an unqualified opinion therein dated March 15, 2019. We have also previously audited the consolidated financial statements of the Company as of and for the years ended December 31, 2016, 2015 and 2014 (not presented herein) appearing under Item 8 of the Company’s 2016 and 2015 Annual Reports on Form 10-K, and we expressed an unqualified opinion on those consolidated financial statements.

The senior securities table included in this Form N-2, under the caption “Senior Securities” (the “Senior Securities Table”) has been subjected to audit procedures performed in conjunction with the audit of the Company’s consolidated financial statements. The Senior Securities Table is the responsibility of the Company’s management. Our audit procedures included determining whether the Senior Securities Table reconciles to the consolidated financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the Senior Securities Table. In forming our opinion on the Senior Securities Table, we evaluated whether the Senior Securities Table, including its form and content, is presented in conformity with Item 4.3 and the Instructions to Item 4.3 of Form N-2. In our opinion, the Senior Securities Table for each of the five years in the period ended December 31, 2018 is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

/s/ BDO USA, LLP

Chicago, Illinois

March 15, 2019, except for the additions related to Total Senior Securities and related information reflected in the Senior Securities Table, as to which the date is June 21, 2019.